SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:
|_|   Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive  additional materials
|X|   Soliciting material pursuant to Rule 14a-12

                         Intelligent Controls, Inc.
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              (Name of Registrant as Specified in Its Charter)


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                (Name of Person(s) Filing Proxy Statement, if
                         other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
      and 0-11

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total Fee paid:

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|_|   Fee paid previously with preliminary materials.
|_|   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, schedule or registration statement no.:

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(3)   Filing party:

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(4)   Date filed:

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                                                                 INCON Logo


Company News Release      Contact:  Roger E. Brooks  - 207-283-0156 Ext 121


INCON SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 12, 2002
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SACO, MAINE - June 19, 2002 - Intelligent Controls, Inc. (INCON) - (AMEX
symbol: ITC), announced today that it has scheduled July 12, 2002 as the date for a Special Meeting of Shareholders to consider a proposal to approve the merger of the Company with Franklin Electric Co., Inc. All shareholders of record as of the close of business on June 24, 2002 are entitled to vote at the Special Meeting. A complete Proxy Statement is being mailed to shareholders and a copy of this document is also currently available for review on the Company web-site at www.incon.com.

Intelligent Controls, Inc. is a leading supplier of software, fuel management systems (FMS) and line leak detection equipment for the petroleum industry, as well as intelligent electronic devices (IEDs) and power reliability systems (PRS) for the power utility market and other industrial applications. Additional information about INCON may be found on its web-site.


Additional Information. INCON has filed with the Securities and Exchange Commission a proxy statement containing important information on the proposed merger and on the identity and interests of persons who, under SEC rules, may be considered participants in the solicitation of proxies for this transaction. The proxy statement is available without charge at the SEC's web site at www.sec.gov. A copy of the definitive proxy statement is being mailed to shareholders. Investors are urged to read the proxy statement carefully.